UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2012
Date of Report (Date of earliest event reported)

AMOGEAR INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	20-8197485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Bond Street Boston, Massachusetts	02118
(Address of principal executive offices)	(Zip Code)

(781) 690-5077
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01  Changes in Registrant's Certifying Accountant

Amogear Inc., a Nevada corporation (the “Company”) has engaged Patrick Rodgers CPA, PA (“Rodgers”) as its principal independent registered public accounting firm effective December 3, 2012.  Concurrent with this appointment, the Company has accepted the resignation of Michael F. Cronin, CPA (“Cronin”), effective December 3, 2012.  The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.  Mr. Cronin is pursuing a career in the private sector.

The report of Cronin on the Company’s financial statements for fiscal years ended January 31, 2011 and January 31, 2012did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.  During the Company’s fiscal year ended January 31, 2011 and during the subsequent period through to the date of Cronin’s resignation, there were no disagreements between the Company and Cronin, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Cronin, would have caused Cronin to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided Cronin with a copy of this Current Report on Form 8-K and has requested that Cronin furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Cronin agrees with the statements made in this Current Report on Form 8-K with respect to Cronin and, if not, stating the aspects with which they do not agree.  The Company has received the requested letter from Cronin wherein they have confirmed their agreement to the Company’s disclosures in this Current Report with respect to Cronin. A copy of Cronin’s letter is filed as an exhibit to an amendment to this Current Report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Michael Cronin, CPA

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMOGEAR INC.

Date: December 5, 2012	By:	/s/ Richard Brutti
Name: Richard Brutti
Title: President/Chief Executive Officer

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